Exhibit 10.26
GOODRICH CORPORATION
MANAGEMENT INCENTIVE PROGRAM
1. PURPOSE
The Goodrich Corporation Management Incentive Program (the “Program”) has been established to provide opportunities for certain key employees to receive incentive compensation as a reward for high levels of personal performance that exceed the ordinary performance standards compensated by base salary, and for their contributions to strong performance of Goodrich Corporation (the “Company”). The Program is designed to provide competitive awards when relevant performance objectives are achieved and reduced or no awards when such objectives are not achieved.
2. ELIGIBILITY
Participation in the Program will be limited to those key employees who have the potential to influence significantly and positively the performance of the Company or the business unit to which they are assigned. Participants will be selected by the appropriate business unit president or corporate functional head and approved by a senior executive who reports directly to the Company’s Chief Executive Officer (“Senior Executive”). Inclusion of a key employee as a Participant, however, does not assure that an incentive award will be paid to the Participant for any Program Year (as defined below) since actual awards are determined at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Committee”).
To be eligible for participation in a Program Year, the key employee must have assumed the duties of an incentive-eligible position and must have been selected for participation in the Program . To receive an award, the Participant must remain employed by the Company through December 15 of the Program Year, except to the extent set forth in Sections 9 and 10.
3. INCENTIVE CATEGORIES
Each Program Year each Participant is assigned to an incentive category based on organizational level and potential impact on important Company or business unit results. The incentive categories define the target level of incentive opportunity, stated as a percentage of base salary, which will be available to the Participant if the Company’s target performance levels are met for the Program Year (the “Target Incentive Amount”). Incentive category assignments are initiated on the recommendation of the appropriate business unit president and approved by the Company’s corporate compensation group and a Senior Executive.
4. THRESHOLD AND MAXIMUM AWARDS
Each Participant will be assigned threshold and maximum award levels. Threshold award level represents the level above which an incentive award will be paid to a Participant. An incentive award will not be paid for performance at or below threshold level. Maximum award level represents the maximum amount of incentive award that may be paid to a Participant. A Participant’s maximum award level will be 200% of such Participant’s Target Incentive Amount.

5. PERFORMANCE MEASURES
Performance measures that may be used under the Program include one or more of the following criteria: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.
The performance measures may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, the Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the performance measures for the applicable Program Year, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the Program.
6. PERFORMANCE GOALS
The Committee will designate, prior to or within 90 days of the beginning of each Program Year, (a) the incentive category and percentage of base salary for each Participant to determine such Participant’s Target Incentive Amount; (b) the performance measures and calculation methods to be used for the Program Year; (c) a schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of each Participant’s Target Incentive Amount; and (d) the relative weightings of the performance measures for the Program Year.
7. PERFORMANCE CERTIFICATION
As soon as practicable following the end of each Program Year, the Committee will certify the Company’s performance with respect to each performance measure used in that Program Year. All such certifications will be made by the Committee acting in its sole discretion, and such certifications will be final.

8. AWARD CALCULATION AND PAYMENT
Individual incentive awards will be calculated and, for United States employees, paid in a single lump sum cash payment following the Committee’s certification of performance for each Program Year and, in any event, on or before the March 15 immediately following the Program Year for which the individual incentive award was earned. The amount of a Participant’s incentive award to be paid based on each individual performance measure will be calculated based on the following formula (the “Formula”):

Participant’s base salary	X	Participant’s Target Incentive Amount	X	Percentage of target award to be paid for achievement against performance measure (above threshold level)	X	Relative weighting of performance measure	=	Amount of incentive award based on performance measure
The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant’s total incentive award payment for the Program Year.
9. PARTIAL PROGRAM YEAR PARTICIPATION
Except as provided in Section 10, incentive awards to Participants who terminate during the Program Year for reasons of death or disability or at such time when eligible for retirement at the Early Retirement Date or Normal Retirement Date, as such terms are defined in the Goodrich Corporation Employees’ Pension Plan (or as defined in a subsidiary company’s salaried pension plan in the event the Participant’s pension benefits are received solely from the subsidiary’s plan), will be calculated as specified above and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Program Year during which the Participant was employed by the Company, and the denominator of which is the total number of months of the Program Year. Except as provided in Section 10, Participants who terminate during a Program Year for reasons other than death or disability or at a time when eligible for retirement at the Early Retirement Date or Normal Retirement Date will receive no incentive award payments for such Program Year.
Incentive awards to Participants who have worked in a position for less than the full Program Year or who work in multiple positions during the Program Year will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Program Year during which the Participant was employed by the Company in the Participant’s position, and the denominator of which is the total number of months of the Program Year.
10. PAYMENT UPON CHANGE IN CONTROL
(a) Notwithstanding any provisions of this Program to the contrary, within five days following the occurrence of a Change in Control, the Company shall pay to each Participant an interim lump-sum cash payment (the “Interim Payment”) with respect to his or her participation in the Program. The amount of the Interim Payment shall equal the product of (i) the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the Program Year in which the Change of Control occurs and (ii) one-twelfth of the greater of (1) the amount most recently paid to each Participant for a full Program Year under the Program, or (2) the Target Incentive Amount for each Participant in effect prior to the Change in Control for the Program Year in which the Change in Control occurs, under the Program. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Program, but any Interim Payment made shall be offset against any later payment, if any, required under the terms of the Program for the Program Year in which a Change in Control occurs. Notwithstanding the foregoing, in no event shall any Participant be required to refund to the Company, or have offset against any other payment due any Participant from or on behalf of the Company, all or any portion of the Interim Payment.
(b) For purposes of the Program, a Change in Control shall mean:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or
     (ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
     (iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or
     (iv) Consummation of (1) a complete liquidation or dissolution of the Company or (2) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.
11. PROGRAM YEAR
The Program Year shall be the fiscal year of the Company.
12. PROGRAM ADMINISTRATION
The Program will be administered by the Committee. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. The Committee retains discretionary authority to reduce or increase the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Board of Directors of the Company or the Committee may amend, alter or terminate the Program; provided, however, that any such amendments shall comply with the applicable requirements for exemption (to the extent necessary) under Section 162(m) and Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
13. EMPLOYMENT RIGHTS
Nothing expressed or implied in this Program shall create any obligation on the part of the Company to continue the employment of a Participant.
14. GOVERNING LAW
The Program shall be governed by the laws of the State of North Carolina, without regard to its conflicts of law provisions, unless such laws are preempted by the applicable provisions of the Code.

15. SUCCESSORS OF PARTICIPANTS
If a Participant becomes entitled to an incentive award payment, the right of such Participant to the payment shall inure to the benefit of and be enforceable by the estate of such Participant.
16. SECTION HEADINGS
The section headings contained herein have been inserted for convenience or reference only, and shall not modify, define, expand, or limit any of the provisions hereof.
17. EFFECTIVE DATE
The effective date of the Program, as amended and restated, shall be January 1, 2005.
IN WITNESS WHEREOF, the undersigned has executed this document as of the _____ day of _____, 2006.

GOODRICH CORPORATION
By:
Its: